Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0226248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Office)

EQUITABLE HOLDINGS, INC. 2019 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Dave S. Hattem, Esq.

Senior Executive Vice President, Chief Legal Officer and Secretary

1290 Avenue of the Americas

New York, New York 10104

(212) 554-1234

(Name, address and telephone number of agent for service)

With a copy to:

John Schwolsky

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
EQUITABLE HOLDINGS, INC. 2019 OMNIBUS INCENTIVE PLAN	Common Stock, par value $0.01 per share	20,000,000	$20.03	$400,600,000	$51,997.88

(1)

Represents 20,000,000 additional shares that may be issued under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon an assumed price of $20.03 per share of the Registrant’s Common Stock, which is based on the average of the high sales price and low sales price per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 18, 2020.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Equitable Holdings, Inc., a Delaware corporation (the “Registrant”), to register an additional 20,000,000 shares of its common stock, par value $0.001 per share, to be issued under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”). This is the same class as those securities previously registered on a Form S-8 filed by the Registrant with the U.S. Securities and Exchange Commission on (i) November 27, 2018 (File No. 333-22857) (the “2018 Registration Statement”) and (ii) March 11, 2019 (File No. 333-230187) (the “2019 Registration Statement,” and together with the 2018 Registration Statement, the “Prior Registration Statements”), and the contents of the Prior Registration Statements, including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statements are currently effective.

Part II

Information Required in the Registration Statement

Item 8.	Exhibits.

Exhibits

3.1	Amended and Restated Certificate of Incorporation of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.1 to AXA Equitable Holdings, Inc.’s Form 10-Q for the quarterly period ending March 31, 2018, as filed on June 20, 2018 (the “Q-1 2018 Form 10-Q”)).

3.2	Certificate of Amendment of Certificate of Incorporation of AXA Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.1 to AXA Equitable Holdings, Inc.’s Form 8-K, filed on January 10, 2020 (the “January 10, 2020 Form 8-K”)).

3.3	Second Amended and Restated By-laws of Equitable Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the January 10, 2020 Form 8-K).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of AXA Equitable Holdings, Inc., File No. 333-221521).

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

99.1	Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Appendix B of the Equitable Holdings, Inc. DEF 14A, as filed on April 8, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 22, 2020.

Equitable Holdings, Inc.

By:	/s/ Anders B. Malmström
Name: Anders B. Malmström Title: Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Pearson, Anders B. Malmström and Dave S. Hattem, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Registrant to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 22, 2020 by the following persons in the capacities indicated.

Signature	Title

/s/ Mark Pearson Mark Pearson	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Anders B. Malmström Anders B. Malmström	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William Eckert William Eckert	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Daniel G. Kaye Daniel G. Kaye	Director

/s/ Joan M. Lamm-Tennant Joan M. Lamm-Tennant	Director

/s/ Kristi A. Matus Kristi A. Matus	Director

/s/ Ramon de Oliveira Ramon de Oliveira	Director

/s/ Bertram L. Scott Bertram L. Scott	Director

Signature	Title

/s/ George H. Stansfield George H. Stansfield	Director

/s/ Charles G. T. Stonehill Charles G. T. Stonehill	Director

4